Exhibit 99.1

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Deb Kline

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Avaya Acquires Sipera

Move Enables Avaya to Accelerate Development of Integrated, SIP-based Security Capabilities for Unified Communications and Contact Center Environments

•	Avaya adds Session Border Controller as an owned asset to its Unified Communications portfolio

•	New enterprise-focused UC security and edge control elements align with Avaya Aura® to enable secure, flexible deployment of SIP-based applications to both business and consumer-based devices.

•	Sipera solutions simplify management and administration of security policies and systems and help lower Total Cost of Ownership of UC and Contact Center environments.

For Immediate Release: Tuesday, October 4, 2011

Basking Ridge, NJ – Avaya today announced it has acquired Sipera, a worldwide provider of Unified Communications (UC) solutions, including Session Border Control (SBC) functionality and a range of UC security applications. Sipera will become a fully integrated part of Avaya.

Sipera strengthens Avaya’s UC portfolio with a set of fit-for-purpose, enterprise-class SBC capabilities for Session Initiation Protocol (SIP) trunking that offers customers and channel partners flexibility, security and value. The company’s open, standards-based solutions work in both Avaya and non-Avaya networks. Combined with Avaya Aura®, Sipera’s solutions will provide customers with secure VoIP, SIP trunks, videoconferencing, cloud-based communications, instant messaging, and collaboration tools for workers in any location using any business or consumer device.

Sipera provides application-layer security that is intuitive, easy-to-manage and can lower the total cost of ownership of UC and Contact Center deployments. Security features include a patent-pending remote worker solution that helps deploy VPN-less solutions and advanced toll fraud protection.

Quotes:

“Sipera’s broad portfolio of open, enterprise-focused security technologies strongly align with our own Avaya Aura unified communications architecture. Together, we will help customers simplify deployment, management and maintenance of secure, multi-vendor UC and contact center environments while providing them with greater flexibility to support remote and mobile employees using the device that best suits their needs.”

Dr. Alan Baratz, Senior Vice President and President, Global Communications Solutions, Avaya

“Integration of our solutions with Avaya Aura is a significant milestone in the evolution of unified communications. With the combined offerings, users enjoy rich, responsive communication experiences that span multiple channels, applications, devices and networks. These communications incorporate security and compliance features that ensure mission-critical information and resources are safeguarded. Together, our solutions simplify and streamline deployment and management of enterprise UC, improving communications flexibility, accelerating user adoption, and maximizing return on investment.”

Jim Timmer, COO, Sipera

“Kelsey-Seybold Clinic is Houston’s first and longest standing Accountable Care Organization. Kelsey-Seybold is home to more than 370 physicians providing more than 50 medical specialties throughout a network of 20 Houston-area clinics. Robust communication capabilities and security of our integrated voice and data solutions were key considerations in our selection of Sipera’s technology with Avaya’s contact center and unified communications solutions. We are excited that this relationship is becoming a permanent one.”

Martin Littmann, Director – Information Technology, Kelsey-Seybold Clinic

About Avaya:

Avaya is a global provider of business collaboration and communications solutions, providing unified communications, contact centers, data solutions and related services to companies of all sizes around the world.

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